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CONSENT OF SEIGEL*SMITH & GARBER C.P.A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for SUPERLOTTO.WS, INC., of our report dated October 31, 2000, relating to the September 30, 2000 financial statements of SUPERLOTTO.WS, INC., which appears in such Prospectus.



/s/ Siegel, Smith & Garber
SEIGEL, SMITH, & GARBER, C.P.A.

Del Mar, California
October 31, 2000